UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

      Check the appropriate box:

☒	Preliminary information statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

ORANCO, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ORANCO, INC.

One Liberty Plaza

Suite 2310 PMB# 21

New York, NY 10006

To the Holders of Common Stock of Oranco, Inc.:

Oranco, Inc., a Nevada corporation (the “Company”), on August 30, 2018, obtained written consents from the stockholder holding a majority of the outstanding voting common stock of the Company to approve an amendment of the Company’s articles of incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement. The board of directors of the Company has unanimously approved the above actions.

Under Section 78.320 of the Nevada Revised Statutes, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholder holding a majority of the outstanding shares of voting stock of the Company approved the foregoing actions. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing actions by less than unanimous written consent of the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Peng Yang
Peng Yang
President, Secretary, Treasurer and Director

Date: September 5, 2018

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ORANCO, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN

CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the stockholders of Oranco, Inc., a Nevada corporation (“Company,” “we,” “us” or “our”), to advise them of the corporate action described herein, which has been authorized by the written consent of the stockholder owning a majority of the Company’s voting stock, in accordance with the requirements of the Nevada Revised Statutes.

This Information Statement will first be mailed to stockholders on or about August 30, 2018 and is being furnished for informational purposes only.

Our board of directors has determined that the close of business on August 30, 2018 was the record date (“Record Date”) for the stockholders entitled to notice about the actions authorizing the amendment of our articles of incorporation to increase the number of authorized shares of common stock (“Common Stock”) from 100,000,000 to 500,000,000. The foregoing amendment is referred to herein as the “Action.”

Under Section 78.320 of the Nevada Revised Statutes, any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by stockholders holding at least a majority of the voting power.

As of the Record Date, Peng Yang, who then owned of record approximately 74,681,530 shares of Common Stock, representing 76.05% of the outstanding shares of Common Stock as of the Record Date, executed and delivered to us a written consent authorizing and approving the Action.

Accordingly, the Action has been approved by the holders of a majority of our outstanding shares of voting stock and no further vote or further action of our stockholders is required to approve the Action. You are hereby being provided with notice of the approval of the Action by less than unanimous written consent of our stockholders. However, under federal law, the Action will not be effective until at least 20 days after this Information Statement has first been sent to stockholders. Stockholders do not have any dissenter or appraisal rights in connection with the Action.

On August 15, 2018, our board of directors approved the amendment of our articles of incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 500,000,000 and authorized our officers to deliver this Information Statement.

Our executive offices are located at One Liberty Plaza, Suite 2310 PMB# 21, New York, NY 10006, and our telephone number is (646) 7593614.

Interest of Persons in Matters to be Acted Upon

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the Actions other than as discussed herein.

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VOTING SECURITIES

At the time of the stockholder action our issued and outstanding voting securities consisted of shares of Common Stock. There were 98,191,480 shares of Common Stock issued and outstanding as of the Record Date.

Each share of Common Stock is entitled to one non-cumulative vote on all matters submitted to the holders of Common Stock for their approval. The written consent of a majority of the outstanding shares of Common Stock was necessary to authorize the Action described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of August 30, 2018, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
Peng Yang One Liberty Plaza, Suite 2310 PMB# 21, New York, NY 10006	74,681,530 shares	(1)(2)	76.05%
Ronald Zhang One Liberty Plaza, Suite 2310 PMB# 21, New York, NY 10006	0		0%

All directors and executive officers as a group (2 persons)	74,681,530 shares		76.05%

(1)	Percentage is calculated upon the 98,191,480 shares of Common Stock outstanding as of August 30, 2018

(2)	Includes 53,121,530 shares of Common Stock held by Million Success Business Limited, an entity 100% controlled by Peng Yang.

INCREASE IN AUTHORIZED COMMON STOCK

We are currently authorized by our articles of incorporation to issue 100,000,000 shares of Common Stock. As of the Record Date, there were 98,191,480 shares of Common Stock issued and outstanding.

We are increasing our authorized shares of Common Stock so that we have a sufficient number of authorized shares of Common Stock to permit the issuance of the remaining 321,296,000 shares of Common Stock pursuant to a share exchange (the “Share Exchange”) under a Share Exchange Agreement (the “Share Exchange Agreement”), entered into on June 29, 2018 by and among (i) the Company; (ii) Reliant Galaxy International Limited, a British Virgin Islands company with limited liability ( “Reliant”); (ii) and the shareholders of Reliant (“Sellers”) pursuant to which Reliant will become a wholly owned subsidiary of ours upon the closing of the Share Exchange Agreement.

Accordingly, our board of directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of Common Stock to provide a sufficient number of authorized shares to allow for the issuance of new shares of Common Stock in connection with the Share Exchange and such other purposes as our board of directors determines.

The increase in the number of authorized shares of Common Stock to a level that continues to provide a meaningful number of authorized shares will permit our board of directors to issue additional shares of Common Stock without further approval of our stockholders, and our board of directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of Common Stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

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Although from time to time we review various transactions that could result in the issuance of shares of Common Stock, other than shares of Common Stock issuable pursuant to the Share Exchange, we have not reviewed any specific transaction to date that we presently anticipate will result in a further issuance of shares of Common Stock.

On the Record Date, the amendment to our articles of incorporation, to increase the number of authorized shares of Common Stock to 500,000,000 was approved by the written consent of a stockholder representing approximately 76.05% of our outstanding Common Stock. On August 15, 2018, our board of directors approved such amendment. The approval of the amendment of our articles of incorporation, as amended, to authorize the increase of the number of authorized shares of Common Stock to 500,000,000 required such board approval and the affirmative vote of the stockholder representing a majority of the issued and outstanding shares of Common Stock. Such requirements have been met, so no vote or further action of our stockholders is required to approve the amendment to our articles of incorporation to authorize the increase of the number of authorized shares of Common Stock to 500,000,000. You are hereby being provided with notice of the approval of such amendment by less than unanimous written consent of our stockholders. The form of the Certificate of Amendment to Articles of Incorporation of Oranco, Inc. setting forth the amendment is attached to this Information Statement as Exhibit A.

Promptly after the twentieth day after the date this Information Statement has first been sent to stockholders, we intend to take all other required actions to complete the amendment of our articles of incorporation to increase the number of authorized shares of Common Stock to 500,000,000 consistent with the foregoing.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this Information Statement to all stockholders of record as of the Record Date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Information Statement if previously notified by their bank, broker or other holder. This process, by which only one Information Statement is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Copies of this Information Statement are available promptly by calling (646) 759-3614, or by writing to Oranco, Inc., Attn: Peng Yang, One Liberty Plaza, Suite 2310 PMB# 21, New York, NY 10006. If you are receiving multiple copies of this Information Statement, you also may request orally or in writing to receive a single copy of this Information Statement by calling (646) 759-3614, or by writing to Oranco, Inc., Attn: Peng Yang, One Liberty Plaza, Suite 2310 PMB# 21, New York, NY 10006.

ORANCO, INC.

September 5, 2018

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EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ORANCO, Inc.

090224

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
[signature]	20180361488-11
Barbara K. Cegavske	Filing Date and Time
Secretary of State	08/15/2018 1:01 PM
State of Nevada	Entity Number
	C2625-1977

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Omnco, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"Article Sixth- Stock" shall be amended as follows:
The total number of shares of Capital Stock that the corporation is authorized to issue is 500,000,000 shares. The aggregate par value of all of said shares is $500,000, and the par value of each such share is $0.001.

The remaining provisions of "Article Sixth- Stock" shall remain the same.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53,121,530

4. Effective date and time of filing: (optional) Date: ______ Time: ______

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

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